UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

LIFELOGGER TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55505	45-5523835
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11380 Prosperity Farms Road, Suite 221E, Palm Beach Gardens, FL	33410
(Address of principal executive offices)	(Zip Code)

(561) 515-6928

Registrant’s telephone number, including area code

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Effective May 18, 2016, Lifelogger Technologies Corp. (the “Company”) redeemed 40,000,000 shares of its common stock held by Consumer Electronics Ventures Corp. (“Consumer Electronics”), its former majority shareholder pursuant to the terms of a Stock Redemption Agreement entered into between the Company and Consumer Electronics (the “Redemption Agreement”). The Company did not pay any cash compensation to Consumer Electronics for the redemption which was made in consideration of the intended increase in value of the remaining shares of common stock held by Consumer Electronics as provided for in the Redemption Agreement.

The foregoing description of the Redemption Agreement is only a brief description, does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Stock Redemption Agreement dated as of 5th May, 2016 entered into between Lifelogger Technologies Corp. and Consumer Electronics Ventures Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOGGER TECHNOLOGIES CORP.

Date: May 18, 2016	By:	/s/ Stewart Garner
Stewart Garner
Chief Executive Officer